HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P. [20--] LTIP UNIT AWARD AGREEMENT
[20--] Time-Based LTIP Units
THIS [20--] LTIP UNIT AWARD AGREEMENT (“Agreement”) is made by and between Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Partnership”) and HASI Management HoldCo LLC, a Delaware limited liability company (the "Company," which in this Agreement is the "Grantee"), dated as of [----].
WHEREAS, the general partner of the Partnership has determined that it is appropriate to grant [20--] Time-Based LTIP Units of the Partnership to the Grantee.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.    Grant of [20--] Time-Based LTIP Units.
The Partnership hereby grants the Grantee [----] [20--] Time-Based LTIP Units of the Partnership which are each subject to the terms and conditions of this Agreement and further subject to the provisions of the Amended and Restated Limited Partnership Agreement of Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Partnership Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Partnership Agreement. To the extent the terms or conditions in this Agreement conflict with any provision of the Partnership Agreement, the terms and conditions set forth in the Partnership Agreement shall govern.
2.    Restrictions and Conditions.
The [----] Time-Based LTIP Units awarded pursuant to this Agreement and the Partnership Agreement shall be subject to the following restrictions and conditions:

(a)
Subject to clause (c) below, the period of restriction with respect to the [20--] Time-Based LTIP Units granted hereunder (the "Restriction Period") shall begin on the date hereof and lapse in accordance with the provisions of Schedule I attached hereto. Subject to the provisions of the Partnership Agreement and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber, assign or otherwise dispose of the [20--] Time-Based LTIP Units awarded under this Agreement (or have such shares attached or garnished).

(b)
Except as provided in the foregoing clause (a), below in this clause (b) or in the Partnership Agreement, the Grantee shall have, in respect of the [20--] Time-Based LTIP Units, all of the rights of a partner in the Partnership, including the right to receive distributions in respect of such [20--] Time-Based LTIP Units. Unless otherwise provided by the General Partner, the Grantee shall be entitled to receive any distributions on the [20--] Time-Based LTIP Units (whether or not then subject to a substantial risk of forfeiture) which have not been forfeited if and when distributions are made in respect of Partnership units generally.

(c)
The Company is a special purpose vehicle through which the members of the Company hold indirect interests in the Partnership. In order to determine equitably the rights and obligations of the Company and its members with respect to the grant of [20--] Time-Based LTIP Units to the Company, the General Partner shall be entitled to take all necessary actions and make any adjustments that are necessary or advisable to replicate, with respect to the [20--] Time-Based LTIP Units, the vesting, cancellation, forfeiture or failure to vest that occurs with respect to any corresponding [20--] Time-Based HoldCo Units. In furtherance of the foregoing, the [20--] Time-Based LTIP Units shall become vested and nonforfeitable when, as and if a corresponding number of [20--] Time-Based HoldCo Units become vested and nonforfeitable in accordance with the terms of limited liability company agreement of the Company and any applicable Unit Award Agreement with a member of the Company. Similarly, the [20--] Time-Based LTIP Units shall be forfeited by the Company without further consideration if and to the extent that a corresponding number of [20--] Time-Based HoldCo Units are forfeited by a member of the Company.

3.    Distributions.
Distributions on the [20--] Time-Based LTIP Units shall be paid to Grantee in accordance with the terms of the Partnership Agreement; provided, however, that notwithstanding Section 13.02(a)(iv) of the Partnership Agreement, upon a Liquidating Event, distributions in respect of the [20--] Time-Based LTIP Units pursuant to Section 13.02(a)(iv) of the Partnership Agreement shall not exceed the lesser of (i) the amount provided to be distributed in respect of the [20--] Time-Based LTIP Units under Section 13.02(a)(iv) of the Partnership Agreement and (ii) the amount that would be distributed in respect of the [20--] Time-Based LTIP Units under Section 13.02(a)(iv) of the Partnership Agreement if such provision provided for distribution to the Partners and Assignees in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

4.     Miscellaneous.

(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)
The General Partner may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the General Partner may in good faith interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the General Partner's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by a General Partner who is comprised of one or more individuals who served on the Compensation Committee of the Board of Directors of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the "REIT") before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Partnership Agreement, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Partnership Agreement or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Partnership Agreement or this Agreement, the decision of the General Partner in accordance with the foregoing provisions of this Paragraph 3(b) shall be final and binding upon all persons.

(c)
All notices hereunder shall be in writing, and if to the Partnership or the General Partner, shall be delivered to the Partnership or mailed to its principal office, addressed to the attention of the General Partner; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(c).

(d)
Without limiting the Grantee's rights as may otherwise be applicable in the event of a Change in Control, if the Partnership shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation any certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of [20--] Time-Based LTIP Units in a manner consistent with the Partnership Agreement, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under this Agreement and the Partnership Agreement, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Partnership Agreement.

(e)
Unless otherwise provided by the General Partner, any shares or other securities distributed to the Grantee with respect to [20--] Time-Based LTIP Units or otherwise issued in substitution of [20--] Time-Based LTIP Units shall be subject to the restrictions and requirements imposed by this Agreement and the Partnership Agreement, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Partnership Agreement.

(f)
The failure of the Grantee or the Partnership to insist upon strict compliance with any provision of this Agreement or the Partnership Agreement, or to assert any right the Grantee or the Partnership, respectively, may have under this Agreement or the Partnership Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Partnership Agreement.

(g)	The Partnership shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(h)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(i)
This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(j)	Except as otherwise provided in the Partnership Agreement, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

(k)
The Grantee is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Grantee has duly executed and delivered to the Company an accredited investor questionnaire in the form attached as Annex A hereto indicating the basis for such representation. Grantee is capable of evaluating the merits and risks of the acquisition and ownership of the [20--] Time-Based LTIP Units and has obtained all information regarding the Partnership (and its applicable affiliates) and the [20--] Time-Based LTIP Units as Grantee deems appropriate, and has relied solely upon such information, and Grantee’s own knowledge, experience and investigation, and those of his, her or its advisors, and not upon any representations of the Partnership and/or the Company, in connection with its investment decision in acquiring the [20--] Time-Based LTIP Units. Grantee and his, her or its professional advisors have had an opportunity to conduct, and have so conducted if so desired, a due diligence investigation of the Partnership in connection with the decision to acquire the [20--] Time-Based LTIP Units and in such regard have done all things as Grantee and they have deemed appropriate and have had an opportunity to ask questions of and receive answers from the Partnership and the Company, and have done so, as they have deemed appropriate.

(l)	The Grantee shall execute the Joinder Agreement attached as Annex B hereto.

(the remainder of the page left intentionally blank)

IN WITNESS WHEREOF, the Partnership and the Grantee have executed this Agreement as of the day and year first above written.
HASI MANAGEMENT HOLDCO LLC

By:
Print Name:
Title:

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.,
a Delaware limited partnership
By: Hannon Armstrong Sustainable Infrastructure Capital, Inc., its general partner

By:__________________________________
Print Name:
Title:

Schedule I
[Insert terms of Time-Based LTIP Units issuance.]

ANNEX A

ACCREDITED INVESTOR QUESTIONNAIRE

This Questionnaire is being provided as of this __ day of [----] in accordance with the provisions of that certain “Hannon Armstrong Sustainable Infrastructure, L.P. [20--] LTIP Unit Award Agreement” dated as of [----] (the “Agreement”). Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Agreement.
The undersigned represents and warrants to the Company that it is an “accredited investor” within the meaning given to such term under Rule 501 of Regulation D under the Securities Act and has initialed the applicable statement below.
FOR INDIVIDUALS [Entities should complete the section below]
Please check the appropriate description which applies to you.
(a) ______    I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this item question, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of securities for the purpose of investing in the [20--] Time-Based LTIP Units.
(b) ______    I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.
(c) ______    I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.
(d) ______    I am a director, executive officer or general partner of the Partnership, or a director, executive officer or general partner of a general partner of the Partnership. (For purposes of this question, executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Partnership.)
FOR ENTITIES
Please check the appropriate description which applies to you.
(a)    ______ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.
(b)    ______ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
(c)    ______ An insurance company, as defined in Section 2(13) of the Securities Act.
(d)    ______ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
(e)    ______ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
(f)    ______ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.
(g)    ______ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.
(h)    ______ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
(i)    ______ A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the [20--] Time-Based LTIP Units, and that has total assets in excess of $5 million.
(j)    ______ A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the [20--] Time-Based LTIP Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
(k)    ___X__ An entity in which all of the equity owners are accredited investors and meet the criteria listed for individuals listed above in this Questionnaire.

Dated as of this __ day of [----].
HASI Management HoldCo LLC,
a Delaware limited liability company

By:
Name:
Title:

ANNEX B

FORM OF JOINDER AGREEMENT

In consideration of the issuance to the undersigned of [20--] Time-Based LTIP Units of the Partnership, the undersigned agrees that, as of the date written below, it shall become a party to the Amended and Restated Limited Partnership Agreement of Hannon Armstrong Sustainable Infrastructure, L.P., dated as of April 23, 2013 (as such may have been or may be further amended from time to time, the “Partnership Agreement”), by and among the Partnership and the persons signatory therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Partnership Agreement as though an original party thereto and shall be deemed an additional Partner for purposes thereof.

Executed as of the _____day of _______, _______.
[20--] Time-Based LTIP Unitholder

__________________________
HASI Management HoldCo LLC

BY:______________________________
MANAGING MEMBER

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